EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 19, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (March 2011 – February 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	1.8%	6.2%	-9.3%	-1.1%	-5.2%	0.8%	-5.2%	10.4%	-28.7%	-0.5	-0.6
B**	-0.4%	1.8%	6.1%	-9.9%	-1.7%	-5.8%	0.2%	-5.8%	10.4%	-30.8%	-0.5	-0.7
Legacy 1***	-0.3%	1.9%	6.2%	-7.5%	0.9%	-3.2%	N/A	-3.2%	10.2%	-23.7%	-0.3	-0.4
Legacy 2***	-0.3%	1.9%	6.2%	-7.7%	0.7%	-3.4%	N/A	-3.4%	10.2%	-24.4%	-0.3	-0.4
Global 1***	-0.3%	1.9%	6.3%	-7.5%	1.3%	-2.7%	N/A	-2.7%	10.1%	-21.9%	-0.2	-0.4
Global 2***	-0.3%	2.0%	6.4%	-7.6%	1.1%	-2.9%	N/A	-2.9%	10.1%	-22.4%	-0.2	-0.4
Global 3***	-0.3%	1.9%	6.2%	-9.1%	-0.5%	-4.5%	N/A	-4.5%	10.2%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	2.9%	-0.9%	-5.9%	-6.9%	10.5%	10.0%	6.4%	10.0%	12.0%	-16.3%	0.9	1.4
Barclays Capital U.S. Long Gov Index****	-0.1%	3.2%	8.3%	4.2%	6.1%	9.6%	7.5%	9.6%	11.5%	-15.5%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	10%	Short	Crude Oil	2.7%	Short	10%	Short	Crude Oil	2.7%	Short
			Natural Gas	2.1%	Short			Natural Gas	2.1%	Short
Grains/Foods	10%	Short	Cotton	1.9%	Short	10%	Short	Cotton	1.9%	Short
			Soybean Meal	1.2%	Short			Soybean Meal	1.3%	Short
Metals	6%	Long	Gold	2.0%	Long	6%	Long	Gold	2.0%	Long
			Silver	1.4%	Long			Silver	1.4%	Long
FINANCIALS	74%					74%
Currencies	18%	Long $	British Pound	2.9%	Short	18%	Long $	British Pound	2.9%	Short
			Euro	2.2%	Short			Euro	2.2%	Short
Equities	16%	Short	Russell 2000	2.3%	Short	16%	Short	Russell 2000	2.3%	Short
			Dax Index	1.4%	Short			Dax Index	1.4%	Short
Fixed Income	40%	Long	Bunds	6.0%	Long	40%	Long	Bunds	6.0%	Long
			U.S. 10-Year Treasury Notes	5.2%	Long			U.S. 10-Year Treasury Notes	5.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished slightly higher following reports the number of U.S. oil rigs fell for the ninth straight week.  Natural gas and heating oil markets fell on forecasts for milder weather in the northeastern U.S.

Grains/Foods
Corn and wheat prices rose on positive export sales data.  Sugar prices fell almost 5% as supply levels rose and demand from bulk consumers fell.  Lean hog and live cattle markets finished higher as data showed production was down.

Metals
Precious metals markets declined on a stronger U.S. dollar and as gains in the equity markets reduced demand for the safe haven assets.  Copper and base metal prices rose after Chinese data showed an increase in new loans which triggered hopes of greater demand.

Currencies
The U.S. dollar strengthened against most of its global counterparts on positive U.S. economic data and on a rally in the oil and equity markets.  The euro weakened on increased expectations of an interest rate cut by the European Central Bank (ECB) either this quarter or next.  The British pound weakened as talks of a British exit from the European Union weighed on the currency.

Equities
Global equity markets moved higher on better than forecasted manufacturing data from the U.S., on a rally in oil prices, and on strong consumer data from China.  In Europe, comments from the ECB about the increased possibility of additional easing measures added to the global rally.

Fixed Income
U.S. fixed income markets moved slightly lower as gains in the equity markets reduced demand for safe haven assets.  U.K. fixed income markets moved higher after the ECB mentioned possible additional easing measures.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.